                                                            EXHIBIT 10(n)

                           [COMERICA BANK LETTERHEAD]




March 22, 1996


Detrex Corporation
24901 Northwestern Highway, Suite 500
Southfield, Michigan 48075

The Elco Corporation
1000 Belt Line Street
Cleveland, Ohio 44109

Harvel Plastics, Inc.
P.O. Box 757
Easton, Pennsylvania 18042

Seibert-Oxidermo, Inc.
16255 Wahrman
Romulus, Michigan 48174

Attn:  Mr. Gerald J. Israel

RE: FINANCING ARRANGEMENTS AMONG COMERICA BANK AND NBD BANK (COLLECTIVELY, THE "BANKS"), COMERICA BANK AS AGENT FOR THE BANKS ("AGENT"), AND DETREX CORPORATION, THE ELCO CORPORATION, HARVEL PLASTICS, INC. AND SEIBERT-OXIDERMO INC. (COLLECTIVELY, "COMPANIES")


Dear Mr. Israel:

Please refer to the Credit Agreement dated as of March 11, 1994, the First Amendment to Credit Agreement and Waiver dated as of December 31, 1994 both among Agent, the Banks and the Companies (collectively, the "Credit Agreement") and any and all documents, instruments and agreements executed in connection with the financing arrangements from Agent and the Banks or any of them to the Companies (collectively with the Credit Agreement, the "Loan Documents"). All amounts due from the Companies to Agent and the Banks, whether now or in the future, contingent, fixed, primary and/or secondary, including, but not limited to, principal, interest, inside and outside counsel fees, audit fees, costs, expenses and any and all other charges provided for in the Loan Documents shall be known, in the aggregate, as the "Liabilities." All capitalized terms not defined in this agreement ("Agreement") shall have the meanings described in the Loan Documents.


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                           [COMERICA BANK LETTERHEAD]


Mr. Gerald J. Israel
March 22, 1996
Page 2

As of March 7, 1996 the Liabilities were as follows:

Loans (note amount and date)                             Principal
----------------------------                            ----------
Comerica Revolving Credit Loan                          $5,666,695
NBD Revolving Credit Loan                                2,833,305
Letter of Credit Reimbursement                             611,221
   Obligations

The amounts set forth above are exclusive of interest and costs and expenses (including, but not limited to, inside and outside counsel fees), which amounts shall be immediately due and payable from the Companies to Agent and/or the Banks when accrued or incurred.

Without limitation, the Companies are in default of Section 12.1(a) of the Credit Agreement on account of its failure to bring Formula Debt into compliance with Lending Availability (as defined in Section 1.60 of the Credit Agreement). This out-of-formula condition was: $2,597,364 as reported on Agent's collateral audit report dated November 20, 1995, $1,296,000 as reported on the Companies' Borrowing Base Report dated November 30, 1995, $2,306,421 on the Companies' Borrowing Base Report dated December 31, 1995, $4,160,095 based on the Companies' Borrowing Base Report dated January 26, 1996, $1,714,076 based on the Companies' Borrowing Base Report dated January 31, 1996, $1,643,051 based on the Companies' Borrowing Base Report dated February 10, 1996, $2,574,531 based on the Companies' Borrowing Base Report dated February 17, 1996 and $2,717,466 based on the Companies' Borrowing Base Report dated February 24, 1996.

The Companies represent to Agent and the Banks that they know of no other defaults under the Loan Documents, except that the Companies anticipate that their financial statements for the period ended December 31, 1995 will show a violation of Sections 11.1, 11.2 and 11.4 of the Credit Agreement (the "Financial Covenant Defaults").

As a result of the Events of Default identified above, the Agent and the Banks have the right to accelerate the Liabilities and demand payment in full of the Liabilities.

The Companies have requested that Agent and the Banks forbear from accelerating and demanding payment of the Liabilities in order to permit the Companies until April 15, 1996 to arrange for new financing by a lending institution to pay in full the Liabilities.

In response to the Companies' request and provided as to the Financial Covenant Defaults that the audited financial statements for the fiscal year ended December 31, 1995 indicate a Net Loss after taxes of $1,969,303 or less, a Tangible Net Worth of $15,834,200 or more and a Leverage Ratio of 2.6 to 1 or less, and


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                           [COMERICA BANK LETTERHEAD]


Mr. Gerald J. Israel
March 22, 1996
Page 3

subject to the Companies' written acceptance of the following conditions, Agent and the Banks are willing to forbear until April 15, 1996 (as such date may be extended under paragraph 12 below), from accelerating and demanding payment of the Liabilities:

1. The Companies acknowledge the Liabilities as set out in the Loan Documents, the amount of the Liabilities and the existence of the defaults. The Companies acknowledge that a demand for payment by the Agent and the Banks would be timely, proper and within their rights under the Loan Documents and that there is no setoff, defense or counterclaim, in law or in equity, of any kind or nature, to the Liabilities.

2. Future administration of the Liabilities and the financing arrangements among Agent, the Banks and the Companies shall continue to be governed by the covenants, terms and conditions of the Loan Documents, executed prior to the date of this Agreement, which are incorporated in this Agreement, except to the extent that the Loan Documents are superseded, amended, modified or supplemented by this Agreement or are inconsistent with this Agreement, then this Agreement shall govern. The Companies reaffirm, ratify and confirm the Loan Documents and the liens, assignments and security interests granted to Agent and the Banks under the Loan Documents which shall continue to secure the Liabilities.

3. The Companies acknowledge and agree that the several commitments of the Banks set forth in Section 2.1 of the Credit Agreement are terminated and that the Banks are under no obligation to advance funds or extend credit to the Companies under the Loan Documents, or otherwise.

4, Additional advances under the Credit Agreement are subject to maintaining Formula Debt within the Lending Availability and are to be at the discretion of Agent and the Banks and in such manner and amount as Agent and the Banks deem appropriate.

5. In addition to the reporting requirements set forth in the Loan Documents, effective February 1, 1996, the Companies shall provide to Agent the following: (i) detailed monthly account payable reports to be received by Agent within 20 days of month end; (ii) detailed monthly accounts receivable agings and the Agent's standard month-end reports all certified by a Responsible Officer to be received by Agent within 20 days of month end; (iii) weekly reports of accounts receivable on Agent's standard forms certified by a Responsible Officer



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                           [COMERICA BANK LETTERHEAD]

Mr. Gerald J. Israel
March 22, 1996
Page  4

     to be received by Agent the following Thursday of each week; (iv) monthly inventory report of raw material and finished goods on Agent's standard form to be received by Agent within 20 days of month end for The Elco Corporation, Harvel Plastics, Inc., and Seibert-Oxidermo, Inc.; (v) monthly internal results by business unit to be received by Agent within 30 days of month end; (vii) quarterly balance sheets for The Elco Corporation, Harvel Plastics, Inc. and Seibert-Oxidermo, Inc. to be received by Agent within 30 days of quarter end; (viii) annual financial statements for Harvel Plastics, Inc. within 90 days of year end prepared by Detrex Corporation's auditor; and (ix) a report of current accounts receivable and customer lists with current addresses to be received by Agent within 5 days of the date of this Agreement and weekly thereafter.

6.   The Companies agree:

          (i) Equipment and Fixtures. Each of the Companies agree to grant a first, perfected security interest in its equipment and fixtures to Agent to secure the Liabilities. Concurrently with their execution of this Agreement, each of the Companies shall deliver a Security Agreement (Equipment) in the form attached as Exhibit A and will do all acts and things and will execute all writings (including financing statements) requested by Agent to establish, maintain and continue a first, perfected security interest in the equipment and fixtures.

          (ii) Stock in Subsidiaries. Detrex Corporation agrees to grant a first, perfected security interest in 100% of the outstanding capital stock of each of its Subsidiaries, including The Elco Corporation, Detrex Industrial Water Treatment, Inc., Wayne Chemical Products Company and Seibert-Oxidermo, Inc. The Elco Corporation agrees to grant a first, perfected security interest in 100% of the outstanding capital stock of its Subsidiary, ELDISC Export Co., and all of its capital stock (representing 85% of the outstanding capital stock) of its Subsidiary, Harvel Plastics, Inc. Concurrently with their execution of this Agreement, Detrex Corporation and The Elco




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                           [COMERICA BANK LETTERHEAD]


Mr. Gerald J. Israel
March 22, 1996
Page 5

               Corporation shall each deliver a Security Agreement in the form attached as Exhibit B and will do all acts and things and will execute all writings (including delivery of the certificates evidencing the capital stock and assignments separate from certificate) requested by Agent to establish, maintain and continue a first, perfected security interest in the stock of such Subsidiaries.

         (iii) Real Estate. The Companies agree to grant a first priority mortgage on four real estate parcels commonly known as 325 Emmett Avenue, Bowling Green, Kentucky 42101, 401 Emmett Avenue, Bowling Green, Kentucky 42101, 26000 Capitol Avenue, Redford, Michigan 48239 and 300 Kuebler Rd., Easton, Pennsylvania. Concurrently with their execution of this Agreement, the Companies will cause the owners of such real estate parcels to deliver a Mortgage to Agent in the form attached as Exhibit C and will do all acts and things and will execute all writings requested by Agent to establish, maintain and continue a first, perfected mortgage lien in such real estate.

          (iv) Acknowledgement regarding Tax Refunds. The Companies acknowledge that they previously granted a first perfected security interest in their general intangibles, including tax refunds, to Agent for the benefit of the Banks,

          (v) Consent of Minority Shareholders of Harvel Plastics, Inc. By April 1, 1996, the Elco Corporation shall obtain the consent of the minority shareholders of Harvel Plastics, Inc. to this Agreement, including the pledge of the stock of Harvel Plastics, Inc., and shall waive or amend the by-laws of Harvel Plastics, Inc to permit the pledge of such stock to Agent, and Agent's subsequent exercise of its power of sale as secured party. The minority shareholders of Harvel Plastics, Inc. may retain their right of first refusal with regard to the sale of the pledged stock.


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                           [COMERICA BANK LETTERHEAD]

Mr. Gerald J. Israel
March 22, 1996
Page 6


          (vi) NBD Equipment Finance, Inc./Comerica Leasing Corporation. The Companies agree that all of the security (whether personal property or real estate) granted to Agent to secure the Liabilities shall also secure all amounts due from the Companies to either of NBD Equipment Finance, Inc. and Comerica Leasing Corporation, whether now or in the future, contingent, fixed, primary and/or secondary, including but not limited to, principal, interest, inside and outside counsel fees, costs, expenses and any and all other charges, subject only to the execution by NBD Equipment Finance, Inc. and Comerica Leasing Corporation of an intercreditor agreement in form and substance satisfactory to Agent and the Banks (the requirement of an intercreditor agreement is for the benefit of the Banks and may be waived by them).

7. The definition of "Lending Availability" in the Credit Agreement is amended to mean as of any date of determination thereof, the sum of (a) eighty percent (80%) of Eligible Accounts, and (b) Four Million Four Hundred Fifty Thousand Dollars ($4,450,000); provided, however, effective upon receipt by the Companies of each of their federal tax refund on account of the tax year ended December 31, 1995 (estimated by Companies at $1,887,741), their federal tax refund or account of the tax year ended December 31, 1992 (estimated by Companies at $1,261,949 plus interest) and the proceeds of the sale of any real estate, the $4,450,000 overformula amount shall reduce permanently by an amount equal to such receipt. Notwithstanding the provisions of paragraphs 6 (iv) and 11, provided that there is no default under this Agreement or the Loan Documents, the Companies shall apply to the Revolving Credit Loan not less than $1,000,000 of the 1995 tax refund and may retain and use up to $887,741 of the 1995 tax refund for ordinary working capital purposes.

8. All future Advances, if any, under the Credit Agreement and the Loan Documents, including the continuation of any outstanding Eurodollar-based Advance, shall be Prime-based Advances and not the Eurodollar-based Advances. Effective as of January 1, 1996, all Advances shall bear interest at the default rates specified in Section 5.1 of the Credit Agreement until execution of this Agreement by the Companies by the deadline set forth in paragraph 22




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                           [COMERICA BANK LETTERHEAD]


Mr. Gerald J. Israel
March 22, 1996
Page   7

      below. Effective as of the date of the execution and delivery by Companies of this Agreement and the other documents required to be delivered concurrently therewith all by the deadline set forth in paragraph 22 below: (a) the Agent and Banks shall withdraw the imposition of the default rate; (b) the definition of if Prime-based Rate" in the Credit Agreement shall be amended to mean that per annum rate of interest which is one percent (1%) plus the Prime Rate; and (c) the definition of "Applicable Eurodollar Margin" in the Credit Agreement, which shall be effective for all outstanding Eurodollar-based Advances, shall be amended to mean three and one quarter percent (3-1/4%).

9. Certain covenants set forth in the Credit Agreement are amended as follows:

               (i) Section 11.8(c). Section 11.8(c) is amended to change "Five Hundred Thousand Dollars ($500,000)" to "One Hundred Thousand Dollars ($100,000).

              (ii)  Section 11.8(d), Section 11.8(d) is deleted.

             (iii) Section 12.1(f). Clause (i) of Section 12.1(f) is amended to change "Two Hundred Fifty Thousand Dollars ($250,000)" to "Fifty Thousand Dollars ($50,000)."

              (iv) Section 12.1(i), Section 12.1(i) is amended to change "Five Hundred Thousand Dollars ($500,000)" to "One Hundred Thousand Dollars ($100,000)."

10. The Companies acknowledge and agree the Loan Documents require them to reimburse Agent and Banks for any and all costs and expenses of Agent and Banks, including, but not limited to, all inside and outside counsel fees of Agent and Banks whether in relation to drafting, negotiating or enforcement or defense of the Loan Documents or this Agreement, including any preference or disgorgement actions as defined in this Agreement, any fee for cancellation of pending appraisals of the Companies' real estate, any fees for real estate title searches (but not mortgage title insurance policies) and all of the audit



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                           [COMERICA BANK LETTERHEAD]



Mr, Gerald J. Israel
March 22, 1996
Page  8

     fees of Agent or the Banks, incurred by them in connection with the Liabilities, administration of the Liabilities and/or any efforts of Agent and Banks to collect or satisfy all or any part of the Liabilities. The Companies shall immediately reimburse Agent and Banks for all of their costs and expenses upon demand. The Companies shall also defend and hold harmless the Banks and the Agent from any claim or damages of the Companies, or any of them, or any third party against Bank arising from or relating to the Liabilities, the Loan Documents, this Agreement or the business relationship among the Banks, the Agent and the Companies.

11. The Companies, except for Harvel Plastics, Inc., acknowledge and agree that they shall hereafter be on a remittance basis (as described in the security agreements) except the Companies shall not be required to have account debtors send payments directly to the lock box at Agent unless the Companies have failed to deliver to Agent and the Banks by April 15, 1996 a written, commitment from a lending institution to make a loan that will pay in full the Liabilities; each of the Companies, except for Harvel Plastics, Inc., shall immediately surrender all of their cash inflows to Commercial Lending Services, Comerica Bank, P.O. Box 75000, Detroit, Michigan 48275-3212, or such other person and/or entity as Bank may designate, in the form of and as and when received by them. If the Companies have failed to deliver to Agent and the Banks by April 1, 1996 a written, commitment from a lending institution to make a loan that will pay in full the Liabilities, then, in order to insure the integrity of the remittance basis procedure, each Company, except for Harvel Plastics, Inc., must maintain all of its bank accounts at Comerica (except for payroll and petty cash accounts).

12. Agent and the Banks agree that if on or before April 15, 1996 the Companies deliver to them a written, commitment from a lending institution to make a loan that will pay in full the Liabilities and such commitment is satisfactory in form and substance to Agent and the Banks in their sole discretion and if no default under this Agreement or further default under the Loan Documents has occurred, then in that event Agent and the Banks will extend the forbearance period for up to sixty days (but not to a date beyond the expiration date of the commitment) at the request of the Companies. If the forbearance period is so extended, any default by the Companies under the commitment or its expiration or cancellation would be a default under this Agreement.



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                           [COMERICA BANK LETTERHEAD]


Mr. Gerald J. Israel
March 22, 1996
Page  9

13. The Companies authorize Agent to charge interest, costs and expenses and other payments required of the Companies under this Agreement or the Loan Documents directly to their checking accounts maintained at Agent.

14. To the extent any payment received by Agent or the Banks is deemed a preference, fraudulent transfer or otherwise by a court of competent jurisdiction which requires the transferee to disgorge such payment, then the Liabilities shall be reinstated to the extent of any such disgorgement.

15. The Companies agree to execute any and all additional or supplemental documentation, and provide such further assistance and assurances as Agent or the Banks may require, in the sole and absolute discretion of Agent and the Banks, to give full effect of the terms, conditions and intentions of this Agreement.

16. This Agreement shall be governed and controlled in all respects by the laws of the State of Michigan, including interpretation, enforceability, validity and construction,

17. Agent and the Banks expressly reserve the right to exercise any or all rights and remedies provided under the Loan Documents and applicable law except as modified by this letter agreement. Any failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

18. Each of the Companies represents and warrants to the Agent and the Banks that they have received direct and substantial economic benefit from all of the Liabilities and that they will continue to receive direct and substantial economic benefit from such loans, and from any other loans made or which may be made in the future to the Companies.

19. This Agreement will inure to the benefit of the Agent and each of the Banks and all of their respective past, present and future parents, subsidiaries, affiliates, predecessors and successor corporations and all of their subsidiaries and affiliates.

20. EACH OF THE COMPANIES, THE BANKS AND THE AGENT ACKNOWLEDGE AND AGREE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO


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                           [COMERICA BANK LETTERHEAD]


Mr. Gerald J. Israel
March 22, 1996
Page  10

     CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THE LOAN DOCUMENTS, THIS AGREEMENT OR THE LIABILITIES.

21. EACH OF THE COMPANIES, IN EVERY CAPACITY, INCLUDING, BUT NOT LIMITED TO, AS SHAREHOLDERS, PARTNERS, OFFICERS, DIRECTORS, INVESTORS AND/OR
     CREDITORS OF THE COMPANIES, OR ANY ONE OR MORE OF THEM, HEREBY WAIVE, DISCHARGE AND FOREVER RELEASE AGENT, THE BANKS AND THEIR EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR ALLEGATIONS THE COMPANIES OR ANY OF THEM MAY HAVE OR MAY HAVE MADE AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS AGREEMENT, AGAINST ANY OR ALL OF AGENT, THE BANKS AND THEIR EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS.

22. The Companies shall properly execute and deliver this Agreement to the undersigned by no later than 5:00 p.m. on March 22, 1996.

Agent and the Banks reserve the right to terminate the forbearance provided for in this Agreement prior to April 15, 1996 (or any extended date as provided under paragraph 12 above), in the event of any new defaults or aggravation of existing defaults under the Loan Documents, defaults under this Agreement, in the event of further deterioration in the financial condition of the Companies, or any of them, or deterioration in the Collateral, and/or in the sole and absolute discretion of Agent and the Banks at any time and for any reason.


COMERICA BANK, Agent



By: Mark A. Reifel
    -------------------------
    Mark A. Reifel
Its:  Assistant Vice President

cc:   NBD Bank


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                           [COMERICA BANK LETTERHEAD]


Mr. Gerald J. Israel
March 22, 1996
Page 11

ACKNOWLEDGED AND AGREED:

DETREX CORPORATION

By:  G.J. ISRAEL                     Date: March 22             , 1996
   --------------------------             ----------------------

Its: V.P. - FINANCE
    -------------------------


THE ELCO CORPORATION

By:  G.J. ISRAEL                     Date: March 22             , 1996
   --------------------------             ----------------------

Its: TREASURER
    -------------------------

HARVEL PLASTICS, INC,

By:  G.J. ISRAEL                     Date: March 22             , 1996
   --------------------------             ----------------------

Its:  DIRECTOR
    -------------------------

SEIBERT-OXIDERMO, INC,

By:  G.J. ISRAEL                     Date: March 22             , 1996
   --------------------------             ----------------------

Its:  TREASURER
    -------------------------